                                                                    Exhibit 99.1


                             [LOGO OF EGGHEAD.COM]

Contact:  John D. Hough
          Egghead Communications
          (206) 448-7631
          jdhough@ibm.net


For immediate release


                   Egghead.com Shareholder Meeting Adjourned
                           Until November 19, 1999

VANCOUVER, Wash., November 4, 1999 -- Egghead.com, Inc. (Nasdaq:EGGS), today announced that its shareholder meeting, held on November 4, 1999, to consider its proposed merger with Onsale, Inc., has been adjourned until November 19, 1999, to allow for additional time for shareholders to cast their votes.

     The company noted that in excess of a majority of outstanding shares has already voted in favor of the merger and less than two percent has voted against it. However, an affirmative vote of two-thirds of outstanding shares is needed to authorize the proposed merger because Egghead.com is a Washington State corporation.

     "While we are pleased that more than half of our shareholders have already voted in favor of the merger, and that more than 97 percent of all votes cast have been in favor, additional votes are needed because Egghead.com is

Egghead -- Page 2


incorporated in Washington state which requires a higher threshold of shareholder approval for mergers than many other states," Egghead chairman and CEO George Orban said.

     The meeting will be reconvened at 11:00 a.m. on November 19, 1999, at Egghead.com headquarters in Vancouver, Washington.

                                      ###



================================================================================